MCGLADREY & PULLEN, LLP

                  Certified Public Accountants and Consultants





                       CONSENT OF INDEPENDENT AUDITOR







We hereby consent to the incorporation by reference in the October 10, 1996 Registration Statements on Forms S-8 of our report dated March 15, 1996, which appears on Page F-2 of the annual report on Form 10-KSB/A of LottoWorld, Inc. for the year ended December 31, 1995.




                                               /s/ MCGLADREY & PULLEN, LLP




Naples, Florida
October 10, 1996